FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Global
Opportunities Equity Trust (BGO), BlackRock Global
Growth Fund, Inc. (BR_GG), BlackRock Global
Opportunities Portfolio (Equity) (BR_GO_EQ), BlackRock Global Growth V.I. Fund (Ins - Var Ser) (BVA_GGVI),
Variable Annuity Life Insurance Co - Global Opp (E_VALIC-GO)
2.	Issuer:    Citigroup Inc.
3.	Date of Purchase:  12/16/2009
4.	Underwriter from whom purchased:  Citigroup Global
Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate:
Citigroup Global Markets Inc., Morgan Stanley & Co.
Incorporated, BNP Paribas Securities Corp., ING
Financial Markets LLC, Lloyds TSB Bank Plc, Barclays
Capital Inc., Brookfield Financial Corp., Commerzbank
Capital Markets Corp., Deutsche Bank Securities Inc.,
HSBC Securities (USA) Inc., Banca IMI S.p.A., RBS
Securities Inc., Raiffeisen Centrobank AG, Sandler
O'Neill & Partners, L.P., Banco Bilbao Vizcaya
Argentaria, S.A., Commonwealth Securities Limited,
Calyon Securities (USA) Inc., Danske Bank A/S, Itau
USA Securities, Inc, Jefferies & Company, Inc., Keefe,
Bruyette & Woods, Inc., KeyBanc Capital Markets Inc.,
Macquarie Capital (USA) Inc., RBC Capital Markets
Corporation, Sanford C. Bernstein & Co., LLC,
Santander Investment Securities Inc., SG Americas
Securities, LLC, UniCredit Capital Markets, Inc., BNY
Mellon Capital Markets, LLC, The Buckingham Research
Group Incorporated, Comerica Securities, Inc., Erste
Group Bank AG, FBR Capital Markets & Co., Lazard
Capital Markets LLC, National Bank of Greece S.A.,
NATIXIS, PNC Capital Markets LLC, Scotia Capital (USA)
Inc., Stifel, Nicolaus & Company, Incorporated,
SunTrust Robinson Humphrey, Inc., TD Securities (USA)
LLC, CastleOak Securities L.P., Loop Capital Markets
LLC, M. R. Beal & Company, Muriel Siebert & Co., Inc.,
Samuel A. Ramirez & Company, Inc., Utendahl Capital
Group, LLC, The Williams Capital Group, L.P., Collins
Stewart LLC, Blaylock Robert Van, LLC, Doley
Securities, LLC, Guzman & Company, SL Hare Capital,
Inc., Toussaint Capital Partners, LLC


6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BGO) 1,147,800 shares out of 5,396,825,397 total shares; (BR_GG) 364,800 shares out of 5,396,825,397 total shares; (BR_GO_EQ) 79,100 shares out of 5,396,825,397 total shares; (BVA_GGVI)
53,700 shares out of 5,396,825,397 total shares;
(E_VALIC-GO) 217,600 shares out of 5,396,825,397 total shares.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 184,713,800 shares out of 5,396,825,397 total shares

8.	Purchase price (net of fees and expenses):  $3.15
9.	Date offering commenced (if different from Date of
Purchase):
10.	Offering price at end of first day on which any sales
were made: $ 3.45
11.	Have the following conditions been satisfied:         YES   OR   NO
a.	The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in an
Eligible Rule 144A Offering or part of an issue of
government securities.                                           YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                        YES

	c.	The underwriting was a firm commitment
		underwriting.                                       YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.          YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).          YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                      YES


Approved by: Tallal Malik_          Date:      1/08/10